Exhibit 99


          AMERICAN MEDICAL ALERT ANNOUNCES AWARD OF NEW YORK CITY HUMAN
                        RESOURCE ADMINISTRATION CONTRACT

American Medical Alert Corp. Oceanside, New York, August 15, 2001  - Howard M

Siegel, CEO/ President, announced today that the Human Resource Administration has authorized a contract extending AMAC's existing contractual relationship with the City of New York, Home Care Services Program. This program provides personal emergency response systems to approximately 10,000 New York City home care recipients. The contract is now in the process of going through final review for execution.



The contract extension, which commences on January 1, 2001 through June 30,

2002, provides terms and conditions consistent with the Company's previous contract.



AMAC is a leading provider of medical response and 24-hour on-call-monitoring services to assist the health care community in providing at-risk patients with instant access to assistance from trained professionals. The company is vertically integrated with involvement in all phases of service delivery including product design and development, manufacturing and testing, field service and 24-hour monitoring. Through a diversified marketing and referral network, AMAC markets its products to over 500 hospitals, home care providers,

physicians, ambulance companies, medical equipment suppliers, state social services agencies, health maintenance organizations, as well as directly to consumers.



This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward looking statements are set forth in the Company's filings with the Securities and Exchange Commission

(SEC), including the Company's Annual Report on Form 10-KSB, the Company's

Quarterly Reports on Forms 10-QSB, and other filings and releases. These include uncertainties relating to competition, technological development, and trademarks.


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 Contact:
 American Medical Alert Corp.
 Randi Baldwin, Director of Marketing
 Tel: 516.536.5850
 Email: randi.baldwin@amacalert.com
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 Web Site - http://www.amacalert.com
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